UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2014

Nyxio Technologies Corporation

(Exact name of small business issuer as specified in its charter)

Nevada	98-0501477
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2156 NE Broadway, Portland, Oregon 97232
(Address of principal executive offices)

855-436-6996
(Issuer’s telephone number)

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance And Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws

Effective February 19, 2014, our Board of Directors and the holders of our Class B Convertible Preferred Stock approved an amendment to the Certificate of Designation governing the rights of holders of Class B Convertible Preferred Stock. Under the Amended Certificate of Designation, holders of Class B Convertible Preferred Stock are now entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of ten million (10,000,000) votes for each share held. All other rights of the holders of Class B Convertible Preferred Stock remain as originally designated.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designation
3.2	1st Amended Certificate of Designation of Class B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nyxio Technologies Corporation

/s/ Girogio Johnson

Giorgio Johnson

Chief Executive Officer

Date: February 20, 2014

1